GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 29, 2000:

Fund                                      Shareholder

GMO Growth Fund                           Surdna Foundation Inc
GMO Growth Fund                           The Northern Trust Company, Trustee of
                                          The Aerospace Cor
GMO Value Fund                            Leland Stanford Junior University II
GMO Short-Term Income Fund                Marshall Jones - GTE IMC
GMO Japan Fund                            Boston Safe Deposit & Trust Company as
                                          Trustee for the K
GMO Fundamental Value Fund                Spelman College
GMO Fundamental Value Fund                Spelman College - FVAF
GMO International Small Companies Fund    Princeton University TR
GMO U.S. Sector Fund                      The Herb Society of America Inc
GMO International Bond Fund Saturn & Co A/C 4600712 c/o Investors Bank & Trust Compa GMO Small Company Growth Fund Bost & Co A/C WFHF6202002 - FBO The Hewlett Foundation GMO Global Hedged Equity Fund Partners Healthcare System Pooled Investment Accounts GMO Currency Hedged International Bond FunBost & Co A/C NYXF1783842 - FBO Bell Atlantic-Fixed Inco GMO Global Bond Fund Fresno County Employees' Retirement Association GMO World Equity Allocation Fund Mars & Co GMO World Equity Allocation Fund Longwood College Foundation Inc GMO Global (U.S.+) Equity Allocation Fund Bost & Co, Yale Trusts GMO U.S. Bond/Global Alpha B Fund Bost & Co A/C NYXF1783842 - FBO Bell Atlantic-Fixed Inco GMO Asia Fund Princeton University TR GMO Tax-Managed U.S. Equities Fund Bob & Co - FBO Metcalf c/o BankBoston GMO Tax-Managed U.S. Equities Fund Dovecote Fund LLC GMO Tax-Managed International Equities FunGordon Family Trust GMO Intrinsic Value Fund Princeton University TR GMO Emerging Country Debt Share Fund Sprint Corporate Master Trust GMO Tax-Managed Small Companies Fund Mac & Co A/C 10260102934 GMO Alpha LIBOR Fund GMO Global Bond Fund GMO Alpha LIBOR Fund GMO U.S. Bond/Global Alpha B Fund GMO Currency Hedged International Core FunTrustees of Columbia University in the City of New York




The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 1999 through February 29, 2000:

Fund                                      Shareholder

GMO Fundamental Value Fund Leland Stanford Junior University II GMO Fundamental Value Fund Berea College GMO U.S. Sector Fund Regenstrief Foundation, Inc - Global Equity Fund GMO World Equity Allocation Fund RJR Nabisco Canada Master Trust GMO Global Properties Fund Eyk Van Otterloo c/o GMO GMO U.S. Bond/Global Alpha B Fund Bankers Trust Company Master Custody - FBO Mayo Foundati GMO U.S. Bond/Global Alpha B Fund Bankers Trust Company Master Custody - FBO Mayo Foundati GMO Asia Fund Bankers Trust Company TR, GTE Service Corp Pension Trust GMO Tax-Managed International Equities FunDumaines Trust c/o Gerard Sarnie, CPA GMO Currency Hedged International Core FunBost & Co A/C NYXF1783862 - FBO Bell Atlantic-Int'l Equi GMO Evolving Countries Fund Duke University Long-Term (Endowment) Pool